FIRST AMENDMENT AND CONSENT

This FIRST AMENDMENT AND CONSENT ("Amendment") dated as of May 12, 2011 (the "Effective Date"), is by and among Swift Energy Company, a Texas corporation ("Swift Co"), and Swift Energy Operating, LLC, a Texas limited liability company ("Swift LLC"; and together with Swift Co, individually, a "Borrower" and, collectively, the "Borrowers"), the Lenders party hereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent").

WHEREAS, the Borrowers, the lenders from time to time party thereto (the "Lenders"), and the Administrative Agent are parties to the Second Amended and Restated Credit Agreement dated as of September 21, 2010 (the "Credit Agreement"); and

WHEREAS, the parties hereto have agreed to make certain amendments to and consents under the Credit Agreement as provided for herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1. Defined Terms.  Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given such term in the Credit Agreement.

Section 2. Amendments to the Credit Agreement.

(a) The pricing grid in the definition of "Applicable Margin" in Section 1.1 of the Credit Agreement is hereby restated in its entirety as follows:

Borrowing Base Usage	Eurodollar Rate Loans	Alternate Base Rate Loans	Commitment Fee
>90%	2.50%	1.50%	0.50%
<90% and >75%	2.25%	1.25%	0.50%
<75% and >50%	2.00%	1.00%	0.50%
<50% and >25%	1.75%	0.75%	0.50%
<25%	1.50%	0.50%	0.50%

The definition of "Borrowing Base Usage" in Section 1.1 of the Credit Agreement is hereby restated in its entirety as follows:

"Borrowing Base Usage" means, as of any date, a fraction, expressed as a percentage, the numerator of which is the sum of (a) the then existing Loan Balance plus (b) the then existing L/C Exposure and the denominator of which is the Borrowing Base then in effect.

(b) The definition of "Commitment Amount" in Section 1.1 of the Credit Agreement is hereby restated in its entirety as follows:

"Commitment Amount" shall mean the lesser of (a) the Maximum Facility Amount, (b) the Borrowing Base and (c) the Maximum Commitment Amount.

(c) The definition of "Final Maturity" in Section 1.1 of the Credit Agreement is hereby restated in its entirety as follows:

"Final Maturity" shall mean May 12, 2016.

(d) Section 1.1 of the Credit Agreement is hereby amended by adding the following new definition in its appropriate alphabetical order:

"Maximum Commitment Amount" shall mean the lesser of (a) the Maximum Facility Amount and (b) $300,000,000, as it may be increased from time to time pursuant to Section 2.26(g).

(e) Section 2.1(a) of the Credit Agreement is hereby amended by replacing "the lesser of the Facility Amount of such Lender or the Percentage Share of such Lender of the Borrowing Base then in effect" with "the Percentage Share of such Lender of the Commitment Amount then in effect".

(f) Section 2.12(a) of the Credit Agreement is hereby amended by replacing "If at any time the sum of the Loan Balance and the L/C Exposure exceeds the Maximum Facility Amount then in effect" with "If at any time the sum of the Loan Balance and the L/C Exposure exceeds the lesser of the Maximum Facility Amount and the Maximum Commitment Amount then in effect".

(g) Section 2.26 of the Credit Agreement is hereby amended by inserting the following as new paragraph (g):

(g)           Subject to the consent of any Lenders required pursuant to Section 9.2(d), if the Maximum Facility Amount is increased pursuant to this Section 2.26, the Maximum Commitment Amount shall be automatically increased by a percentage equal to the amount of such increase in the Maximum Facility Amount divided by the Maximum Facility Amount in effect immediately prior to such increase.

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Section 9.2 of the Credit Agreement is hereby amended by inserting "or (d) amend the definition of Maximum Commitment Amount, or otherwise increase the Maximum Commitment Amount, including increases in the Maximum Commitment Amount pursuant to Section 2.26(g), in a manner that would increase the Dollar amount equal to the Percentage Share of any Lender of the Commitment Amount in effect immediately prior to such amendment without the written consent of each such Lender" immediately after "(c) amend, modify or waive any provision of Section 2.19 or the rights or obligations of the Issuing Bank without the written consent of the Issuing Bank".

(h) Exhibit V to the Credit Agreement is hereby replaced in its entirety with Exhibit V attached hereto.

Section 3. Borrowing Base Redetermination.  The Administrative Agent hereby notifies the Borrowers, and the undersigned Lenders hereby agree and acknowledge, that the amount of the Borrowing Base has been redetermined by the Administrative Agent and the Lenders in accordance with Section 2.11(b) and (c) of the Credit Agreement, and has been set by the Administrative Agent and the Lenders at $400,000,000, effective as of the Effective Date.  The Borrowing Base shall remain in effect at such level until the Borrowing Base is redetermined in accordance with the terms of Section 2.11 of the Credit Agreement.

Section 4. Consent.  The Administrative Agent and the Lenders hereby consent to the disposition in one or more transactions of the Oil and Gas Properties of the Borrowers and their Subsidiaries located in the fields listed on Schedule 1 attached hereto (the "Asset Sale") and agree that (a) the Asset Sale shall not constitute a Default or Event of Default under Section 7.1(b) of the Credit Agreement as a result of a violation of Section 6.4 of the Credit Agreement, (b) the Asset Sale shall not be included in the calculation of the dispositions permitted under Section 6.4(e) of the Credit Agreement and (c) for the avoidance of doubt, the Asset Sale shall not trigger an automatic reduction of the Borrowing Base pursuant to Section 2.11(e) of the Credit Agreement; provided, in each case, that (x) while the consent set forth in this Section 4 is in effect, the Oil and Gas Properties of the Borrowers and their Subsidiaries located in the fields listed on Schedule 1 attached hereto shall be excluded from the calculation of the Borrowing Base and (y) the Borrowers enter into a letter of intent, definitive purchase and sale agreement, or another similar instrument for the Asset Sale prior to the one-year anniversary of the Effective Date of this Amendment.  The express consent set forth in this Section 4 is limited to the extent described herein and shall not be construed to be a consent to or a permanent waiver of any terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents, unless expressly provided so herein.  The Administrative Agent and the Lenders reserve the right to exercise any rights and remedies available to them in connection with any present or future defaults with respect to the Credit Agreement or any other provision of any Loan Document.

Section 5. Flood Insurance Regulation. Notwithstanding any provision in any Mortgage to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of "Mortgaged Property" in any Security Instrument and no Building or Manufactured (Mobile) Home shall be encumbered any such

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 Security Instrument.  As used herein, "Flood Insurance Regulations" shall mean (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, (iv) the Flood Insurance Reform Act of 2004 and (v) any regulations promulgated under any of the foregoing statutes.

Section 6. Conditions to Effectiveness.  This Amendment shall become effective as of the Effective Date upon the satisfaction of the following conditions precedent:

(a) the Administrative Agent shall have received counterparts hereof duly executed by each Borrower, the Administrative Agent and each of the Lenders;

(b) the Administrative Agent shall have received counterparts of the attached Acknowledgment and Reaffirmation duly executed by each Guarantor; and

(c) the Borrowers shall have paid all fees and expenses required to be paid on the Effective Date pursuant to the Fee Letter dated as of May 12, 2011 among the Borrowers, the Administrative Agent and the Arranger.

Section 7. Representations and Warranties.  Each Borrower hereby represents and warrants that after giving effect hereto:

(a) the representations and warranties of the Borrowers contained in the Loan Documents are true and correct in all material respects on and as of the Effective Date, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date; and

(b) no Default or Event of Default has occurred and is continuing.

Section 8. Effect of Amendment.

(a) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Issuing Bank or the Administrative Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.

(b) Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

(c) This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

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Except as specifically modified above, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

Section 9. Governing Law.  This Amendment shall be deemed to be made under and shall be construed in accordance with and governed by the laws of the State of Texas without giving effect to principles thereof relating to conflicts of law; provided, however, that Chapter 345 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply.

Section 10. Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

Section 11. ENTIRE AGREEMENT.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Effective Date.

BORROWERS: SWIFT ENERGY COMPANY
By:	/s/ Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr. Executive Vice President and Chief Financial Officer
SWIFT ENERGY OPERATING, LLC
By:	/s/ Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr. Executive Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT, ISSUING BANK AND LENDER: JPMORGAN CHASE BANK, N.A.
By:	/s/ Jo Linda Papadakis
Jo Linda Papadakis Authorized Officer

LENDER: BANK OF SCOTLAND PLC
By:	/s/ Julia R. Franklin
Julia R. Franklin Assistant Vice President

LENDER: BNP PARIBAS
By:	/s/ Matthew A. Turner
Matthew A. Turner Vice President

By:	/s/ Andrew Ostrov
Andrew Ostrov Director

LENDER: WELLS FARGO BANK, N.A.
By:	/s/ Brett Steele
Brett Steele Assistant Vice President

LENDER: COMPASS BANK
By:	/s/ Spencer Stasney
Spencer Stasney Vice President

LENDER: COMERICA BANK
By:	/s/ Caroline McClurg
Caroline McClurg Senior Vice President

LENDER: NATIXIS
By:	/s/ Liana Tchernysheva
Liana Tchernysheva Managing Director

By:	/s/ Donovan C. Broussard
Donovan C. Broussard Managing Director

LENDER: ROYAL BANK OF CANADA
By:	/s/ Don J. McKinnerney
Don J. McKinnerney Authorized Signatory

LENDER: U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Monte E. Deckerd
Monte E. Deckerd Senior Vice President

LENDER: AMEGY BANK NATIONAL ASSOCIATION
By:	/s/ Kenneth R. Batson, III
Kenneth R. Batson, III Vice President